                                                                    [Exhibit 33]

Donald J. Cambell, Esq. (SBN 1216)
DONALD J. CAMPBELL & ASSOCIATES
300 So. Fourth Street, Suite 1409
Las Vegas, Nevada 89101

Telephone:  (702) 382-5222

Attorneys for Latham & Watkins
Specially Appearing

                          UNITED STATES DISTRICT COURT

                               DISTRICT OF NEVADA

----------------------------------------
HILTON HOTELS CORPORATION and                 Case No. CV-S-97-95-PMP (RLH)
HLT CORPORATION,
                                             APPLICATION FOR SPECIAL
                             Plaintiffs,     APPEARANCE IN CONNECTION
                                             WITH LATHAM & WATKINS'
                   vs.                       RESPONSE TO ITT'S MOTION
                                             REQUIRING HILTON TO
ITT CORPORATION,                             DISCHARGE LATHAM &
                                             WATKINS AS COUNSEL
                              Defendant.
----------------------------------------
ITT CORPORATION

          Defendant and Counterclaimant,

                   vs.

HILTON HOTELS CORPORATION AND
HLT CORPORATION,

       Plaintiffs and Counterdefendants.
----------------------------------------

      Defendant/counterclaimant, ITT Corporation ("ITT"), has moved this Court for injunctive and other relief requiring plaintiffs\counterdefendants, Hilton Hotels

Corporation and HLT Corporation (collectively "Hilton"), to discharge Latham & Watkins ("Latham") as counsel. ITT's moving papers make inaccurate and disparaging charges against Latham and the firm hereby applies for permission to make a special appearance to respond to ITT's unfounded accusations. Latham is not a party or counsel in this action and a special appearance to respond to ITT's falsehoods appears to be the only available vehicle for the firm to present its views to the Court.

      In response to ITT's moving papers, Latham seeks to file the expert opinions of Justice Armand Arabian, a retired California Supreme Court Justice, and a national ethics authority, Stephen Gillers, both of whom dispose of ITT's erroneous interpretations of the California ethics laws and confirm that Latham's conduct was entirely ethical and proper. In addition, Latham seeks to file the declarations of its four attorneys who actually worked on the matters cited by ITT in its moving papers, which declarations refute the conclusory and false generalities of ITT's moving papers and establish that there has been no misuse of ITT information, that there is no "substantial relationship" between any ITT representation and the Hilton takeover and that there is no ethical violation whatsoever by Latham. Finally, Latham concurrently seeks permission to file a memorandum of points and authorities and evidentiary objections in response to

ITT's moving papers. All such papers are submitted concurrently herewith and have been served upon the counsel for the parties, as reflected on the attached.

Dated:  February 28, 1997                       Respectfully submitted,


                                                Donald J. Campbell & Associates
                                                DONALD J. CAMPBELL & ASSOCIATES


                                                By /s/ Donald J. Campbell
                                                  ------------------------------
                                                  Donald J. Campbell
                                                  Attorney for Latham & Watkins,
                                                  Specially Appearing

                             CERTIFICATE OF SERVICE

            Pursuant to Fed. R. Civ. P. 5(b), I hereby certify that service of the foregoing APPLICATION FOR SPECIAL APPEARANCE IN CONNECTION WITH LATHAM & WATKINS' RESPONSE TO ITT'S MOTION REQUIRING HILTON TO DISCHARGE LATHAM & WATKINS AS COUNSEL was made this date by delivering by hand a true copy of the same to the following:

            Steve Morris
            Kristina Pickering
            Schreck Morris
            1200 Bank of America Plaza
            300 South Fourth Street
            Las Vegas, Nevada 89101

            Thomas F. Kummer
            Von S. Heinz
            Kummer Kaempfer Bonner & Renshaw
            Seventh Floor
            3800 Howard Hughes Parkway
            Las Vegas, Nevada 89109

any by delivering by overnight mail a true copy of the same to the following:

            Bernard W. Nussbaum
            Eric M. Roth
            Marc Wolinsky
            Scott L. Black
            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, NY 10019

DATED this 28th day of February, 1997.


                                              /s/ Mary J. Pizzariello
                                              ----------------------------------
                                              An Employee of the Law Firm